Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Lime Energy Co.
Elk Grove Village, Illinois
     We hereby consent to the use in the Registration Statement (Form S-4) of our report dated March 28, 2008, relating to the consolidated financial statements and schedule of Lime Energy Co. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.
     We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ BDO Seidman, LLP
Chicago, Illinois	BDO Seidman, LLP
January 23, 2009